CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of The Money Tree Lending Group, Inc. for the quarter ending February 28, 2005, I, Philip A. Sampiere, Jr., Chief Executive Officer and Chief Financial Officer of The Money Tree Lending Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the quarter ending February 28, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the quarter ending February 28, 2005, fairly presents, in all material respects, the financial condition and results of operations of The Money Tree Lending Group, Inc.

Dated:  April 19, 2005

The Money Tree Lending Group, Inc.

By: /s/ Philip A. Sampiere, Jr.
-------------------------------------
Philip A. Sampiere, Jr.
Chief Executive Officer and
Chief Financial Officer